Exhibit 10.1

This letter agreement is between Kanis SA of P O Box 986, Third Floor, Geneva Place

Road Town, Tortola British Virgin Islands VG1110 and Clean Diesel Technologies, Inc. of 1621 Fiske Place Oxnard, CA 93033 USA made 7th October 2015.

The following documents the agreed-to changes in terms for the loans from Kanis SA to Clean Diesel Technologies, Inc.

Loan	Principal	Interest Rate	Current Maturity Date	Revised Maturity Date
1	$1,500,000	8%	01 October 2016	01 October 2018
2	$3,000,000	8%	01 October 2016	01 October 2018
3	$3,000,000	8%	01 October 2016	01 October 2018

In consideration for this debt extension, CDTi will adjust the existing warrants in accordance with the table below.

Warrant Number	Revised Expiration Date	Number	Current Strike Price	Revised Strike Price
12-03	11 November 2019	25,000	$10.40	$1.75
3	11 November 2019	5,000	$3.80	$1.75
4	11 November 2019	45,000	$2.09	$1.75
5	11 November 2019	94,000	$1.25	Unchanged
31	11 November 2019	80,000	$1.75	Unchanged

Kanis SA	Clean Diesel Technology, Inc.
by: /s/ Christiane Maret	by: /s/ David E. Shea
by: /s/ Daniel Berger	its: Chief Financial Officer
its: Directors

1621 Fiske Place, Oxnard, California 93033 ● Tel +1 805 486 4649 ● Fax +1 805 205 1333 ● www.cdti.com